UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 8, 2017

(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

(Address of principal executive offices) (Zip Code)

(281) 298-4246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 8, 2017, the Board of Directors (the “Board”) of Earthstone Energy, Inc. (the “Company”) approved (i) the transfer of the listing of the common stock, $0.001 par value per share (the “Common Stock”) of the Company, from the NYSE MKT, LLC (the “NYSE MKT”) to the New York Stock Exchange (the “NYSE”), and (ii) the voluntary delisting of the Common Stock from the NYSE MKT. In connection with the closing of the Contribution Agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”) by and among the Company, Earthstone Energy Holdings, LLC, Lynden USA Inc., Lynden USA Operating, LLC, Bold Energy Holdings, LLC, and Bold Energy III LLC, all of the Common Stock of the Company was converted into Class A common stock, $0.001 par value per share (the “Class A Common Stock”), of the Company, on a one-for-one basis. The Class A Common Stock began trading on the NYSE at the open of the market on May 10, 2017. The ticker symbol for the Class A Common Stock is the same as the Common Stock and trades under the symbol “ESTE.” The Company intends to file a Form 25 with the SEC to effect the voluntary withdrawal of the listing of the Common Stock from the NYSE MKT on or about May 22, 2017.

On May 9, 2017, the Company issued a press release announcing the transfer of listing from the NYSE MKT to the NYSE. A copy of the press release is included herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: May 12, 2017	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 9, 2017.